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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46422) pertaining to Virage Logic Corporation's 1997 Stock Option Plan and 2000 Employee Stock Purchase Plan, of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Virage Logic Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2000.


                                                           /s/ Ernst & Young LLP

San Jose, California
December 20, 2000